Parallax Diagnostics Announces Intent to Develop a Rapid Screening Test for COVID-19 on its Patented FDA 510(K) Approved Diagnostic Platform

Company will Partner to Accelerate the Deployment of Diagnostic Solutions Under Patent Protected Service Areas Including China, Hong Kong, India and US

NEW YORK, New York March 11, 2020 Parallax Health Sciences, Inc. (OTCQB: PRLX) (''Parallax'' or the ''Company''), an outcome-driven connected healthcare company, today announced its wholly owned subsidiary Parallax Diagnostics, Inc. will execute a partnership strategy to develop, acquire or license monoclonal and polyclonal antibodies for the creation of a low cost and rapid screening test for COVID-19 (coronavirus disease 2019) to be delivered in conjunction with the manufacturing and distribution of the Company’s patented and proven VT-1000 Immunoassay diagnostic platform.

Dr. David Stark, President of Parallax Diagnostics stated, “We are seeking partners to accelerate developing a rapid screening test for COVID-19 to meet the urgent demand on a global basis.” Dr. Stark went on to say, “Parallax is uniquely positioned with its FDA 510(K) approved and patented platform to provide low cost and accurate rapid point of care screening tests within patients in mobile and remote environments.”

The COVID-19 outbreak is being closely monitored by the Centers for Disease Control (“CDC)” and the World Health Organization (“WHO”). Parallax Diagnostics is in discussions with both organizations along with private laboratories and universities to assist in facilitating its participation in providing diagnostic solutions for the  creation and deployment of mobile rapid screening tests.  As an FDA 510(K) approved solution, the Parallax Diagnostics platform goal is to help the medical community to address and combat pandemic viruses and other illnesses through rapid screening tests that are accurate, low in cost and broadband data connected so that remote diagnostics can be performed and reported in real-time and integrated with existing Internet-of-Things, (“IoT”) devices.

Parallax Diagnostics goal is in accelerating the development of solutions that aid the medical communities in the United States, China, India, UK, Australia and other countries.

The following patent families will support this development effort to obtain market share positions in these countries:

•FDA Approved and Patented Sparks Handheld Diagnostic Device “Portable Apparatus for Sample Analysis” Patent Numbers CN 101558302, HK 1137813, IN 279743, MO J001298, GB2526749, WO2014144749A1

•Patented Good Health Outcomes Remote Patient Monitoring Systems “Data Driven Outcomes” Patent numbers AU2020100161 (A4), GB2526749 (A), US10061812 (B2), US2014280136 (A1), US2018373763 (A1)

About Parallax Diagnostics

Parallax Diagnostics is a bio-medical company and wholly owned subsidiary of Parallax Health Sciences, Inc. Parallax Diagnostics owns a line of 26 FDA approved, Point of Care diagnostic tests on a single platform in the area of infectious disease, cardiac, medical conditions, drugs of abuse, and pregnancy.  Parallax Diagnostics is developing a novel, handheld diagnostic testing system that is simple, rapid and elegant, offering the potential to transform the diagnostic landscape by transitioning critical tests from the centralized lab directly to the hands of the physician or clinicians.  Our focus is on tests that detect and/or monitor infectious diseases.

About Parallax Health Sciences

Parallax Health Sciences is a leading-edge technology, outcome-driven telehealth company that allows for cost-effective remote diagnosis, treatment and monitoring of patients through proprietary platforms of integrated products and services. The Company's interoperable novel applications provide patients point-of-care testing and monitoring with information communicated via internet-based mobile phone applications that are agnostic as to operating system and are built on highly sophisticated data analytics. Information is retrieved real-time by physicians who are monitoring patients with chronic diseases or through biometric feedback for health-related behavior modification, and is automated for integration into electronic health records. The Company's products and offerings capitalize on the digital transformation in healthcare for improved patient compliance, diagnosis and treatment, and support healthcare system cost savings and efficiencies. For more information, please visit  www.parallaxhealthsciences.com or www.parallaxcare.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our Form 10-K and other reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Paul Arena, CEO

paul@parallaxcare.com

cell 404-915-8449

SOURCE: Parallax Health Sciences, Inc.